UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 6, 2018, certain subsidiaries of Landmark Infrastructure Partners LP (the “Partnership”) entered into an indenture, dated as of June 6, 2018 (the “Base Indenture”), by and among LMRK Issuer Co III LLC (“LMRK Issuer”), LMRK PropCo 3 LLC (“Original Asset Entity” and, together with LMRK Issuer, the “Obligors”) with Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and a related series supplement. The description of the Indenture set forth in Item 2.03 of this Report is incorporated herein by reference.

Management Agreement

In connection with the issuance and sale of the Notes (defined below), the Obligors entered into a management agreement, dated as of June 6, 2018 (the “Management Agreement”), with Landmark Infrastructure Partners GP LLC, as manager (“LMRK Manager”). LMRK Manager is the general partner of the Partnership. Pursuant to the Management Agreement, LMRK Manager will perform, on behalf of the Obligors, those functions reasonably necessary to maintain, manage and administer the Tenant Site Assets (defined below).

Cash Management Agreement

In connection with the issuance and sale of the Notes, the Obligors, Wilmington Trust, National Association, as Indenture Trustee and as Securities Intermediary, and LMRK Manager entered into a cash management agreement, dated as of June 6, 2018 (the “Cash Management Agreement”). Pursuant to the Cash Management Agreement, the Indenture Trustee will administer the reserve funds in the manner set forth in the Indenture.

The above summary of the Management Agreement and the Cash Management Agreement is qualified in its entirety by reference to the complete terms and provisions of the Management Agreement and the Cash Management Agreement filed herewith as Exhibit 10.1 and 10.3, respectively.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 6, 2018, LMRK Issuer issued $125,440,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2018-1 (the “Notes”), pursuant to the Base Indenture and an indenture supplement thereto, dated as of June 6, 2018 (the “Indenture Supplement” and, the Base Indenture as amended, supplemented or otherwise modified by the Indenture Supplement, the “Indenture”), by and among the Obligors and the Indenture Trustee. Each Obligor is an indirect, wholly-owned special purpose subsidiary of the Partnership. The Notes are guaranteed by LMRK Guarantor Co III LLC (the “Guarantor”), an indirect, wholly-owned subsidiary of the Partnership and the direct parent of LMRK Issuer. The Guarantor’s only material asset is its equity interest in LMRK Issuer. The Notes are obligations solely of the Obligors and Guarantor and are not guaranteed by the Partnership or any affiliate of the Partnership other than the Guarantor.

The Notes were issued in three separate classes as indicated in the table below. The Class F Notes are subordinated in right of payment to the Class D Notes and the Class D Notes are subordinated in right of payment to the Class C Notes. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.  Certain terms of the Notes are indicated in the table below.

Class	Initial Principal Balance	Note Rate	Anticipated Repayment Date	Rated Final Payment Date	Ratings (KBRA)
Class C	$95,530,000	3.97%	June 15, 2023	June 15, 2048	A-(sf)
Class D Class F	$13,180,000 $16,730,000	4.70% 5.92%	June 15, 2023 June 15, 2023	June 15, 2048 June 15, 2048	BBB-(sf) BB-(sf)

In connection with the issuance of the Notes, the Guarantor and the Obligors were formed as special purpose entities that are prohibited from owning any assets other than, in the case of the Guarantor, its equity interest in LMRK Issuer, in the case of LMRK Issuer, its equity interest in the Original Asset Entity and, in the case of the Original Asset Entity, its rights in respect of certain Tenant Sites (the “Tenant Site Assets”) or from incurring any debt other than as contemplated by the Indenture. Under the Indenture, the Obligors will be permitted to issue new and additional notes under certain circumstances, including so long as the debt service coverage ratio of LMRK Issuer is at least 2.0 to 1.0. As of April 15, 2018, the Original Asset Entity held 435 Tenant Site Assets in the United States.

The Notes are secured by (1) mortgages and deeds of trust on substantially all of the Tenant Site Assets and their operating cash flows, (2) a security interest in substantially all of the personal property of the Obligors and (3) the rights of the Obligors under a Management Agreement (as defined below). LMRK Issuer’s equity interest in the Original Asset Entity and the Guarantor’s equity interest in the LMRK Issuer have been pledged to secure repayment of the Notes.

Amounts due under the Notes will be paid solely from the cash flows generated from the operations of the Tenant Site Assets. LMRK Issuer is required to make monthly payments of interest on the Notes, commencing in July 2018. On each payment date, commencing with the payment date occurring in July 2018 and prior to the anticipated repayment date, available funds will be used to repay the Class C Notes, the Class D Notes and the Class F Notes in an amount sufficient to pay the Monthly Amortization Amount for each Class of Notes on such payment date.  No other payments of principal will be required to be made prior to the monthly payment date in June 2023, which is the anticipated repayment date for the Notes. However, if the DSCR, or debt service coverage ratio, generally calculated as the ratio of annualized net cash flow (as defined in the Indenture) to the amount of interest, servicing fees and trustee fees that LMRK Issuer will be required to pay over the succeeding twelve Payment Dates, is 1.30 to 1.0 or less for one calendar month (the “Cash Trap DSCR”), then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make certain other payments required under the Indenture, referred to as Excess Cash Flow, will be deposited into a reserve account instead of being released to LMRK Issuer. The funds in the reserve account will not be released to LMRK Issuer unless and until the debt service coverage ratio exceeds the Cash Trap DSCR for two consecutive calendar months. Additionally, an “amortization period” commences if, as of the end of any calendar month, the debt service coverage ratio falls below 1.15 to 1.0 (the “Minimum DSCR”) and will continue to exist until the debt service coverage ratio exceeds the Minimum DSCR for two consecutive calendar months. During an amortization period, excess cash flow is applied to repay the Notes.

The Notes may be prepaid in whole or in part at any time, provided such payment is accompanied by the applicable prepayment consideration. Except in certain limited circumstances described in the Indenture, prepayments (other than scheduled amortization payments) made more than twelve (12) months prior to the anticipated repayment date of the Notes are required to be accompanied by the applicable prepayment consideration.

The Indenture includes covenants customary for notes issued in rated securitizations. Among other things, the Obligors are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Guarantor and the Obligors contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that they maintain independent directors.

Security Agreement

Also in connection with the issuance and sale of the Notes, the Guarantor entered into a guaranty and security agreement, dated as of June 6, 2018 (the “Security Agreement”).  Pursuant to the Security Agreement, the Guarantor guarantees the repayment of the Notes and other payment obligations of the Obligors in connection with the transaction and pledges the equity interests it holds in LMRK Issuer as security for those payments.

Servicing Agreement

In connection with the issuance and sale of the Notes, Midland Loan Services, a division of PNC Bank, National Association, as servicer (“Servicer”), and the Indenture Trustee entered into a servicing agreement, dated as of June 6, 2018 (the “Servicing Agreement”). Pursuant to the Servicing Agreement, the Servicer will administer and oversee the performance by the Obligors and LMRK Manager of their respective obligations under the Transaction Documents.

The above summary of the Indenture, Indenture Supplement, Security Agreement and Servicing Agreement is qualified in its entirety by reference to the complete terms and provisions of the Indenture, Indenture Supplement, Security Agreement and Servicing Agreement filed herewith as Exhibit 4.1, 4.2, 10.2 and 10.4, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
4.1	Indenture, dated as of June 6, 2018, by and among Wilmington Trust, National Association, as Indenture Trustee, and LMRK Issuer Co III LLC and LMRK PropCo 3 LLC, collectively as Obligors.

4.2	Indenture Supplement, dated as of June 6, 2018, by and among Wilmington Trust, National Association, as Indenture Trustee, and LMRK Issuer Co III LLC and LMRK PropCo 3 LLC, collectively as Obligors.

10.1	Management Agreement, dated as of June 6, 2018, by and among Landmark Infrastructure Partners GP LLC, as Manager, and LMRK Issuer Co III LLC and LMRK PropCo 3 LLC.

10.2	Guarantee and Security Agreement, dated as of June 6, 2018, by and between LMRK Guarantor Co III LLC and Wilmington Trust, National Association.

10.3

Cash Management Agreement, dated as of June 6, 2018, by and among Wilmington Trust, National Association, as Indenture Trustee and as Securities Intermediary, and LMRK Issuer Co III LLC, LMRK PropCo 3 LLC and Landmark Infrastructure Partners GP LLC.

10.4	Servicing Agreement, dated as of June 6, 2018, by and between Midland Loan Services, a division of PNC Bank, National Association, as Servicer, and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: June 11, 2018	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer